UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33347	91-1957010
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(509) 568-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2013, the Board of Directors of Ambassadors Group, Inc. (the “Corporation”) approved and adopted an amendment to the By-Laws of the Corporation (the “By-Laws Amendment”), effective immediately, to establish Delaware as the forum for certain stockholder actions.  The By-Laws Amendment added a new Section 6 to Article VII of the Corporation’s By-Laws, which provides that, unless the Corporation otherwise agrees and to the fullest extent permitted by law, the state and federal courts located in the State of Delaware shall be the exclusive forum for any derivative action brought by a stockholder on the Corporation’s behalf, and any stockholder action asserting a claim of breach of fiduciary duty by any director, officer or employee of the Corporation, a claim arising under the Delaware General Corporation Law or the Corporation’s governing documents, or a claim governed by the internal affairs doctrine.

The By-Laws Amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation is deemed to have notice of and consented to the provisions contained in the By-Laws Amendment.

The foregoing description of the By-Laws Amendment is only a summary and is qualified in its entirety by reference to the full text of the By-Laws Amendment, which is incorporated herein by reference and filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amendment to By-Laws of Ambassadors Group, Inc., dated November 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013

AMBASSADORS GROUP, INC.
/s/ Anthony F. Dombrowik
Anthony F. Dombrowik
Interim Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amendment to By-Laws of Ambassadors Group, Inc., dated November 12, 2013.